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Exhibit 10.113
                               SERVICES AGREEMENT


                  This Services Agreement (this "Agreement") is made by and between Unison HealthCare Corporation, a Delaware corporation (the "Company"), and David A. Kremser ("Kremser") as of March 31, 1997.

                                    RECITALS

                  Kremser currently is a director of the Company and, as such, serves as Chairman of the Executive Committee of the Company's Board of Directors (the "Board"). The Company wishes to engage Kremser to perform services in his capacity as Chairman of the Executive Committee that are more extensive than those currently performed by him and Kremser desires to be so engaged, all upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

                  In consideration of the mutual covenants set forth in this Agreement, the parties agree as follows:

                  1. Engagement.

                           1. Scope of Engagement. The Company hereby engages
Kremser, acting in his capacity as Chairman of the Executive Committee of the Board, to provide consulting and similar services to the Company as the Company may reasonably request, and Kremser hereby accepts such engagement, all subject to the terms and conditions set forth in this Agreement.

                  2. Compensation.

                           1. Weekly Compensation. The Company will pay to
Kremser $7,500 per week beginning on the date of this Agreement and continuing until the end of the Engagement Term.

                           2. Options. Upon execution of this Agreement, the
Company will issue to Kremser options to acquire 50,000 shares of common stock of the Company, par value $0.001 per share (the "Options"). The Options will be issued pursuant to the Company's 1995 Stock Option Plan (the "Option Plan") and will be exercisable at any time and from time to time for a period of 5 years after the date of issuance at an exercise price of $2.875 per share. The Options will be evidenced by an option grant letter in the form of Exhibit A. The number of shares issuable upon exercise of the Options and the exercise price of the Options will be subject to adjustment in accordance with the Option Plan. The shares issued upon exercise of the Options will be deemed to be "Registrable Securities" within the meaning of the Registration Rights Agreement dated as of October 31, 1996, among the Company, Kremser and John D. Filkoski (the "Registration Rights Agreement"). In addition, the parties will

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amend the Registration Rights Agreement to change the reference to "July 1,
1997" in Section 2.2 of that agreement to "April 16, 1997."

                           3. Expenses.

                                    1. Business Expenses. The Company will
reimburse Kremser (upon the submission of a reasonably itemized statement of such expenses in accordance with the Company's normal practice) for all such expenses as Kremser may reasonably incur (including, among other things, business travel and business entertainment expenses) in connection with the performance of his duties in accordance with the Company's policies as in effect from time to time. After the end of the Engagement Term, Kremser will be entitled to receive reimbursement for the unreimbursed expenses described in this Section that were incurred during the Engagement Term so long as Kremser submits an itemized statement of such expenses to the Company within 30 days after the end of the Engagement Term.

                                    2. Attorney Fees. The Company will reimburse
Kremser for reasonable fees and expenses of attorneys incurred by Kremser in connection with the engagement of Kremser contemplated by this Agreement, including those incurred in the preparation and negotiation of this Agreement, the Tolling Agreement and the other documents necessary to effect Kremser's engagement, the issuance of the Options and the other transactions contemplated by this Agreement.

                  3. Term of Engagement. The engagement by the Company of Kremser pursuant to this Agreement will commence on the date of this Agreement and will continue until this Agreement is terminated by either party by providing the other party with two weeks' advance written notice of such termination. The period of such engagement is referred to as the "Engagement Term." In addition to the preceding right to terminate the Engagement Term, Kremser may terminate the Engagement Term immediately if (i) he ceases to be a director of the Company or (ii) the Company fails to maintain insurance coverage or provide evidence of such coverage as set forth in Section 5.2.

                  4. Tolling Agreement. Concurrently with the execution of this Agreement, the Company and Kremser will enter into the Tolling Agreement attached as Exhibit B. The termination of this Agreement or of the engagement of Kremser will not in any way affect the validity or enforceability of such Tolling Agreement.

                  5. Indemnification; Insurance.

                           1. Indemnification Agreement. Concurrently with the
execution of this Agreement, the Company and Kremser will enter into the Indemnification Agreement attached as Exhibit C. The termination of this Agreement or the engagement of Kremser will not in any way affect the validity or enforceability of such Indemnification Agreement.


                           2. Insurance. During the Engagement Term and, if such
coverage is on a "claims made" rather than an "occurrence" basis, for a period of three years thereafter, the Company will use its best efforts to procure and maintain directors' and officers' liability

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insurance under which Kremser is an insured person in such amounts and on such terms as are the same in all material respects as those that exist under insurance policies in effect (including those in effect pursuant to binders) as of the date of this Agreement. The Company will provide Kremser with evidence reasonably satisfactory to him that such insurance is in effect and that he is an insured person. The provisions of this Section will survive the Engagement Term and any termination of this Agreement.

                  6. Miscellaneous Provisions.

                           1. Execution in Counterparts. This Agreement may be
executed in two or more counterparts, each of which will be deemed an original, and all of which taken together will constitute one and the same agreement.

                           2. Notices. All notices and other communications
under this Agreement will be in writing and will be deemed to have been duly given when: (a) personally delivered (including delivery by Federal Express or other nationally recognized overnight courier) or (b) sent by telecopy, receipt confirmed, as follows:

              If to the Company, to:

                          Unison HealthCare Corporation
                          8800 North Gainey Center Drive, Suite 245
                          Scottsdale, Arizona 85258
                          Telecopy: (602) 481-6479

              with a copy to:

                          Quarles & Brady
                          One East Camelback Road, Suite 400
                          Phoenix, Arizona 85012-1649
                          Telecopy: (602) 230-5598
                          Attn: Mark N. Rogers, Esq.

              If to Kremser, to:

                          David A. Kremser
                          784 Yankee Creek Road
                          Evergreen, Colorado 80439
                          Telecopy: (303) 670-5307


              with a copy to:

                          Sherman & Howard L.L.C.
                          633 Seventeenth Street, Suite 3000
                          Denver, Colorado 80202
                          Telecopy: (303) 298-0940

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                          Attn: Charles Y. Tanabe, Esq.

or to such other addresses and numbers as may be provided by the parties from time to time by notice.

                           3. Amendment. No provision of this Agreement may be
modified, amended, waived or discharged in any manner except by a written instrument executed by each of the parties.

                           4. Entire Agreement. This Agreement constitutes the
entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and understandings of the parties, oral or written, with respect to the subject matter of this Agreement.

                           5. Applicable Law. This Agreement will be governed by
and construed in accordance with the laws of the State of Delaware without reference to conflicts of law provisions.

                           6. Headings. The headings contained in this Agreement
are for convenience of reference only and will not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                           7. Binding Effect; Successors. This Agreement will
inure to the benefit of, and be binding upon, the parties and their respective heirs, legal representatives, successors and permitted assigns.

                           8. Waiver. The failure or delay of either party at
any time to enforce any provision of this Agreement will not be deemed to be a waiver of any such provision or in any way to affect the validity of any provision of this Agreement or the right of either party thereafter to enforce any provision of this Agreement. No waiver of any breach of any provision of this Agreement will be effective unless in writing executed by the party against whom or which enforcement of such waiver is sought and no waiver of any such breach will be construed or deemed to be a waiver of any other or subsequent breach.

                           9. Severability. If any provision of this Agreement,
or the application of such provision to any person or circumstance, is found by a court of competent jurisdiction to be unenforceable for any reason, such provision may be modified or severed from this Agreement to the extent necessary to make such provision enforceable against such person or in such circumstance. Neither the unenforceability of such provision nor the modification or severance of such provision will affect (i) the enforceability of any other provision of this Agreement or (ii) the enforceability of such provision against any person or in any circumstance other than those against or in which such provision is found to be unenforceable.

                           10. Authority. Kremser hereby represents and warrants
to the Company that: (i) he has full power, authority and capacity to execute and deliver this Agreement, and to perform his obligations hereunder; and (ii) this Agreement is a valid and binding obligation of Kremser enforceable against Kremser in accordance with its terms. The

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Company hereby represents and warrants to Kremser that: (i) it has full power, authority and capacity to execute and deliver this Agreement, and to perform its obligations hereunder; (ii) the Board has approved the terms and conditions of and has consented to the execution of this Agreement; and (iii) this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                     UNISON HEALTHCARE CORPORATION



                                     By:/s/ Phillip R. Rollins
                                        ---------------------------------------
                                     Name: Phillip R. Rollins
                                          -------------------------------------
                                     Title:EVP/COO
                                           ------------------------------------


                                     /s/ David A. Kremser
                                     ------------------------------------------
                                     David A. Kremser

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